Filed pursuant to Rule 424(b)(3)

File No. 333-286866 and 333-268093

PGIM PRIVATE CREDIT FUND

SUPPLEMENT NO. 4 DATED OCTOBER 6, 2025

TO THE PROSPECTUS DATED APRIL 30, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of PGIM Private Credit Fund (the “Fund”), dated April 30, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update the Prospectus.

Before investing in our Common Shares, you should read carefully the Prospectus and this Supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 24 of the Prospectus before you decide to invest in our Common Shares.

Updates to Prospectus

The following replaces the paragraph under “New Jersey” in the “Suitability Standards” section of the Prospectus:

New Jersey—New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

The following replaces the paragraph under “Kansas” in the “Suitability Standards” section of the Prospectus:

Kansas—The Securities Division of the Kansas Department of Insurance recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

The following replaces the answer in response to the question “Is there any minimum investment required?” in the “Prospectus Summary” section of the Prospectus and all similar disclosure in the Prospectus:

Generally, the minimum initial investment is $2,500 for Class S Shares and Class D Shares. The minimum initial investment for Class I Shares is $1,000,000. The minimum subsequent investment is $500 for each class of Common Shares, except for additional purchases pursuant to the Fund’s Distribution Reinvestment Plan (“DRIP”), which are not subject to a minimum purchase amount. The minimum investment for each class of Common Shares can be modified or waived in the sole discretion of the Fund or the Distributor, including for certain financial firms that submit orders on behalf of their customers, the Fund’s officers and directors and certain employees of PGIM, including its affiliates, vehicles controlled by such employees and their extended family members. The Distributor waives or reduces the minimum initial investment for Class I Shares to $10,000 or less for certain categories of investors. See “Plan of Distribution.”

The following replaces "Compliance with Rule 18f‑4 may limit our investment discretion with respect to derivatives." in the “Description of our Shares” section of the Prospectus:

The Fund relies on certain exemptions in Rule 18f-4 under the 1940 Act to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Sections 18 and 61 of the 1940 Act. Under Rule 18f-4, “derivatives transactions” include the following: (1) any swap, security-based swap, futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; and (3) if the Fund relies on the exemption in Rule 18f-4(d)(1)(ii), reverse repurchase agreements and similar financing transactions. The Fund is required to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk (“VaR”) leverage limit, certain other testing and derivatives risk management program requirements and requirements related to board reporting. These requirements apply unless the Fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4. Reverse repurchase agreements and similar financing transactions continue to be subject to the asset coverage requirements, and a fund trading reverse repurchase agreements needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio (unless the fund treats such agreements and transactions as derivatives for all purposes under the rule). Reverse repurchase agreements and similar financing transactions will not be included in the calculation of whether the Fund is a limited derivatives user (unless the Fund determines to treat such agreements and transactions as “derivative transactions” for all purposes under the rule), but if the Fund is subject to the VaR testing, reverse repurchase agreements and similar financing transactions will be included for purposes of such testing. In addition, under Rule 18f-4, the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a nonstandard settlement cycle, and the transaction will be deemed not to involve a “senior security,” provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date). The Fund may otherwise engage in such transactions that do not meet these conditions so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with Rule 18f-4. Furthermore, under Rule 18f-4, the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the limits on borrowings as described in this prospectus, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. The SEC also provided guidance in connection with the rule regarding the use of securities lending collateral that may limit the Fund’s securities lending activities. The requirements of Rule 18f-4 may limit the Fund’s ability to use derivatives and reverse repurchase agreements and similar financing transactions as part of the Fund’s investment strategies.

The following replaces the first paragraph under "Common Shares" in the “Description of our Shares” section of the Prospectus and all similar disclosure in the Prospectus:

Under the terms of our Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our Common Shares if, as and when authorized by our Board of Trustees and declared by us out of funds legally available therefore. Except as may be provided by our Board of Trustees in setting the terms of classified or reclassified shares, our Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” (i) we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person and (ii) we will have the power to (a) exclude any shareholder or potential shareholder from purchasing Common Shares; (b) prohibit any redemption of Common Shares; and (c) redeem some or all Common Shares held by any shareholder if, and to the extent that, our Board determines that there is a substantial likelihood that such shareholder’s purchase, ownership or redemption of Common Shares would result in our assets to be characterized as "plan assets," for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, and all Common Shares of the Fund shall be subject to such terms and conditions. In the event of our liquidation, dissolution or winding up, each share of our Common Shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our Common Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in our bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees. Pursuant to our Declaration of Trust, our Board of Trustees may amend the bylaws to alter the vote required to elect trustees.

The following replaces the fourth paragraph under "General" in the “Plan of Distribution” section of the Prospectus and all similar disclosure in the Prospectus:

Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Manager, Prudential, PPC or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. The minimum initial investment is $2,500 for Class S Shares and Class D Shares and $1,000,000 for Class I Shares, unless waived by the Distributor. The Distributor waives or reduces the minimum initial investment for Class I Shares to $10,000 or less for Benefit Plan Investors. Waivers and reductions are subject to the terms and conditions of agreements that the Distributor enters into with participating intermediaries, as applicable. Participating brokers will not charge transaction or other fees, including upfront placement fees or brokerage commissions, on Class I shares and Class I shares have no shareholder servicing and/or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive shareholder services. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase. Neither the Distributor nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

The following replaces the paragraph under "Other Compensation" in the “Plan of Distribution” section of the Prospectus and all similar disclosure in the Prospectus:

The Fund may pay for sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan.

The Manager, out of its own resources and without additional cost to the Fund or its shareholders, may provide additional cash payments to intermediaries, including affiliates of the Manager, for the sale of Common Shares and related services. These payments and compensation are in addition to service fees paid by the Fund, if any. Payments are generally made to intermediaries that provide shareholder servicing, marketing and related sales support or access to sales meetings, sales representatives and management representatives of the intermediary. Payments may also be paid to intermediaries for inclusion of the Fund on a sales list, including a preferred or select sales list or in other sales programs. Compensation may be paid as an expense reimbursement in cases in which the intermediary provides shareholder services to the Fund. The Manager may also pay cash compensation in the form of finder’s fees that vary depending on the dollar amount of the Common Shares sold. The level of such payments may be substantial and may be different for different selling agents. These payments may create incentives on the part of selling agents to view the Fund favorably compared with investment funds that do not make these payments, or that make smaller payments.

The following replaces the third paragraph in the “How to Subscribe” section of the Prospectus and all similar disclosure in the Prospectus:

Investors seeking to purchase Common Shares must proceed as follows:

•
Read this entire prospectus and any appendices and supplements accompanying this prospectus.
•
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Distributor. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.
•
Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the Common Shares being subscribed for along with the completed subscription agreement to the participating broker. Checks should be made payable, or wire transfers directed, to “PGIM Private Credit Fund.” For Class S and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $10,000 or $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Distributor. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.
•
By executing the subscription agreement and paying the total purchase price for the Common Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating brokers may require additional documentation.

The following replaces the second paragraph in the “Distribution Reinvestment Plan” section of the Prospectus and all similar disclosure in the Prospectus:

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Shareholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine,

Maryland, Massachusetts, Minnesota, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan and must affirmatively opt in to participate in the plan). Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.

The following replaces the sixth paragraph under "Plan Asset Issues" in the “Certain ERISA Considerations” section of the Prospectus and all similar disclosure in the Prospectus:

In this respect (i) we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor and/or a person who has discretionary authority or control with respect to the assets of the Fund or that provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a person and (ii) we will have the power to (a) exclude any shareholder or potential shareholder from purchasing Common Shares;(b) prohibit any redemption of Common Shares, and all Common Shares of the Fund shall be subject to such terms and conditions; and (c) redeem some or all Common Shares held by any shareholder if, and to the extent that, our Board determines that there is a substantial likelihood that such shareholder’s purchase, ownership or redemption of Common Shares would result in our assets to be characterized as plan assets, for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, and all Common Shares of the Fund shall be subject to such terms and conditions.

The following replaces “Appendix A: Form of Subscription Agreement”:

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT Not for Execution

Subscription Agreement Form	For assistance: (844) 753-6354 (Mon to Fri 8:00am – 5:00pm CST.)

Subscription Agreement to purchase shares of PGIM Private Credit Fund (set up a new account)

1. Your Investment

A. Investment Information

Investment Amount $

B. Investment Method

● Please make check payable to PGIM Investments and send the completed agreement and checks to:

Regular Mail PGIM Investments PO Box 219929 Kansas City MO 64121-9929	Express Mail PGIM Investments 430 W 7th Street Suite 219929 Kansas City, MO 64105-1407

● By wire: Please contact us at (844) 753-6354 for account number before sending wire.

Bank: UMB Bank

SS&C GIDS, Inc. As Agent For PGIM Investments

ABA routing # 1010-0069-5

Account number: 9872656466

Address:

1055 BROADWAY BLVD STE 311

KANSAS CITY MO 64105-157

5FFC: Reference client account number and name

C. Share Class Selection

☐	Share Class S* TA code 5182 (Minimum investment is $2,500)	☐	Share Class D ** TA code 5181 (Minimum investment is $2,500)	☐	Share Class I*** TA code 5180 (Minimum investment is $10,000 for qualifying investors or $1,000,000) (If you select Class I, then also check one box at the bottom of page 2)

*Class S available to the general public through selling agents and other financial intermediaries that offer such share class.

**Class D available to direct investors to the PGIM Private Credit Fund without a selling agent or other financial intermediary through (1) a fee-based program, (2) participating broker with alternate fee arrangements, (3) transaction/ brokerage platforms at participating brokers, (4) certain registered investment advisors, and (5) bank trust departments or other organizations authorized to act in a fiduciary capacity.

***Class I has no upfront selling commission or shareholder servicing or distribution feed are paid for sales of Class I Shares. Class I is eligible (1) through fee-based programs that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, and (5) to PGIM/Prudential Employees and their immediate family members. The Distributor has determined that Class I purchase minimums will be waived for clients of Registered Investment Advisors, Dealers who offer Class I by agreement and PGIM/Prudential Employees and their immediate family members. The Distributor waives or reduces the minimum initial investment for Class I Shares to $10,000 or less for certain categories of investors. See PGIM Private Credit Fund’s Prospectus for additional eligibility requirements.

2. Registration: (Choose A, B, or C) Add custodian to section D if applicable**

A. ☐ Individual ☐ Joint Account* ☐ IRA account	**(if you do not have an IRA custodian please contact us.)

Owner Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

Joint Owner Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

B. ☐ Uniform Gifts/Transfers to Minors Act (UGMA/UTMA) Account

State under whose laws the gift or transfer is being made.

Minor Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

Adult Custodian Name (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

*(If more than one owner, “joint tenants with rights of survivorship” is assumed unless otherwise specified.)

C. ☐ Trust ☐ Corporation ☐ 401(K) ☐ Conservator/Guardianship ☐ Partnership ☐ Other

Name of Entity (as it appears on supporting documents) See additional notes on page 6 for entity accounts	☐ Tax ID or ☐ SSN*	Date of Formation (MM/DD/YYYY)

☐ Yes ☐ No Tax Exempt?

Entity Legal Address

Authorized Signor (First Name, MI, Last Name)	Social Security Number	Date of Birth (MM/DD/YYYY)

D. Custodian Information**

Custodian Name	Custodian Tax ID

Custodian Phone#		Custodian Stamp Here

Note for all applicants, please check one box below:

☐	Benefit Plan Investor under ERISA	☐	Prudential Employee	☐	Prudential Officer or Director	☐	Immediate Family Member of Prudential Officer or Director	☐	Not Applicable

3. Registration Mailing Address and Additional Owner Information

Your account will have one primary mailing address and will be considered the account’s address of record and be used for all account mailings. (You may use a PO Box as a mailing address.)

Street address (You may use a PO Box for account mailings)

City	State	ZIP Code

*Email address	Phone Number

Sign Me Up For e-Delivery!

Initial to choose e-Delivery for Statements, Confirmations, Fund Prospectuses, Tax Forms and shareholder reports*
Initials

*By enrolling for e-Delivery you consent to receive electronic versions instead of paper copies of documents for your account. Once your account is established visit https://pgim.com/privatecredit to enroll your account for online access. Once enrolled you can choose other e-Delivery options. PGIM will only use your email address to provide you with the material you requested or to send important news about your account.

Note: All documents will be sent to you by U.S. Mail if you do not select a delivery preference.

With respect to any use by the RIA or BD, as applicable, of the electronic delivery and electronic signature of this Subscription Agreement, the RIA or BD, as applicable, represents and warrants that it has complied with all applicable rules, regulations and guidelines issued by the SEC, FINRA, the North American Securities Administrators Association, Inc. (“NASAA”) (including all of the applicable requirements set forth in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures, as may be amended from time to time (the “Statement of Policy”), in every U.S. jurisdiction irrespective of whether the jurisdiction has adopted such policy) and individual state securities administrators and any other applicable laws or regulations and guidelines pertaining to the electronic delivery and electronic signature of the Subscription Agreement. The RIA or BD, as applicable, acknowledges that it is acting as an agent of the Company only with respect to the electronic delivery of the Subscription Agreement, the administration of the subscription process and the obtainment of electronic signatures thereto and only to the extent its actions are in compliance with the Statement of Policy and the provisions of this Subscription Agreement.

4. Additional Owner Information (if applicable, otherwise go to section 5)

A. Information for: ☐ Co-Owner ☐ Minor ☐ Trustee ☐ Authorized Signor ☐ Other

Please provide the below information for each co-owner/ minor/ custodian/ trustee or authorized signor on the account (section A, B, C or D).

Residential/Permanent address is required (we cannot accept a PO Box or a rural route number)

☐	Check here if owner address is same as mailing address

First Name, MI, Last Name	Social Security Number	Date of Birth (MM/DD/YYYY)

Street address (may not be a PO Box)

City	State	ZIP Code

Home phone	Cell phone

Marital Status: ☐ Married ☐ Single ☐ Widowed ☐ Divorced	Number of Dependents

4. Additional Owner Information (continued)

Citizenship ☐ U.S. Citizen ☐ Resident alien ☐ Nonresident alien*	Country of residence

For Foreign Persons: Passport Number and Country of Issuance, or other similar identification number

Occupation	Primary Industry (i.e. manufacturing, retail, transportation, finance)

Ranges	Annual Income	Liquid Net Worth
$0-49,999	☐	☐
$50,000-99,999	☐	☐
$100,000-249,999	☐	☐
$250,000-499,999	☐	☐
$500,000-999,999	☐	☐
$1,000,000-4,999,999	☐	☐
$5,000,000 +	☐	☐

* Nonresident aliens must attach the applicable Internal Revenue Service (IRS) Form W-8 (BEN, ECI, EXP, IMY), which can be obtained at www.irs.gov.

B. Information for: ☐ Co-Owner ☐ Custodian ☐ Co-Trustee ☐ Other

Please provide the below information f or each co-owner/ minor/ custodian/ trustee on the account (section A, B, C or D)

☐	Check here if owner address is same as mailing address

First Name, MI, Last Name	Social Security Number	Date of Birth (MM/DD/YYYY)

Street address (may not be a PO Box)

City	State	ZIP Code

Home phone	Cell phone

Marital Status: ☐ Married ☐ Single ☐ Widowed ☐ Divorced	Number of Dependents

Citizenship ☐ U.S. Citizen ☐ Resident alien ☐ Nonresident alien*	Country of residence

4. Additional Owner Information (continued)

For Foreign Persons: Passport Number and Country of Issuance, or other similar identification number

Occupation	Primary Industry (i.e. manufacturing, retail, transportation, finance)

Ranges	Annual Income	Liquid Net Worth
$0-49,999	☐	☐
$50,000-99,999	☐	☐
$100,000-249,999	☐	☐
$250,000-499,999	☐	☐
$500,000-999,999	☐	☐
$1,000,000-4,999,999	☐	☐
$5,000,000 +	☐	☐

* Nonresident aliens must attach the applicable Internal Revenue Service (IRS) Form W-8 (BEN, ECI, EXP, IMY), which can be obtained at www.irs.gov.

5. Cost Basis Election

Please provide your cost basis calculation method. PGIM default method is Average Cost. If you accept PGIM default method for your taxable transactions, then you can skip this section. Under current IRS regulations, you have up to the date of the first redemption of shares acquired to change your elections.

Check only one method from the list below.

☐

Average Cost—Under this method, we use the average basis of all shares owned at the time of redemption, regardless of how long you owned them. To determine the holding period, the shares sold are considered to be those acquired first.

☐

First In First Out (FIFO)—This method keeps track of every tax lot of shares purchased. When calculating gain or loss, this method depletes tax lots in the chronological order in which available lots were acquired.

☐	Last In First Out (LIFO)—The most recent shares acquired will be redeemed first.

☐	Highest Cost In, First Out (HIFO)—The highest cost shares will be redeemed first.

☐	Lowest Cost In, First Out (LOFO)—The lowest cost shares will be redeemed first. Lowest Cost Long-Term

☐	Loss Gain Utilization (LGU)-- Evaluates losses and gains, and also strategically selects lots based on the loss/gain in conjunction with the holding period.

6. Designated Representative or Trusted Contact

Provide information about the person you designate to receive the applicable notice(s) or be contacted on your account. For more information please refer to the ‘How to Name a Third-Party Contact’ information attached to end of this application. By completing this section and signing this application, I hereby authorize PGIM to register a designated representative or trusted contact on my account. I understand that I may revoke this authorization at any time by providing written instructions to PGIM.

First name	Middle Initial	Last Name

Street Address

City	State	Zip Code

Home Phone	Mobile Phone	Email Address

Entity Accounts Additional Notes (Trusts, Corporations, Conservator/Guardianship.401(k), Partnership, Other:

We require that you include a copy of the pages in your trust or formation agreement that show the name of the entity or trust, the trust date, and a listing of all trustees or authorized signers and their signatures.

Follow the instructions in each section and complete all applicable sections. PGIM Investments is required to obtain, verify, and record information on each person who is associated with an account. This information is required under the USA Patriot Act to help the government fight the funding of terrorism and money laundering activities. If the correct information is not provided, we will be unable to open your new account.

Also, review the Privacy Policy at the end of this form and retain it for your records

We may ask for other information that will allow us to identify you. We may also ask for copies of documents. Please be sure to review and have each associated person sign the application. If you have more than 2 owners please include the information for each account owner on a separate sheet using the same format as in section 3.

Beneficial Owners/Executive Management: Federal regulation require certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Please refer to the last page of this application for more information on beneficial owner disclosures.

Please provide a copy of a Corporate Resolution, List of Authorized Signers or Articles of Incorporation certified within 30 days stating the associated person(s) with authority to open the account on behalf of the entity.

If you do not have a Broker/Dealer you will need to complete the ‘INSTITUTIONAL SUITABILITY CERTIFICATE AFFIRMATIVE INDICATION OF EXERCISE OF INDEPENDENT JUDGMENT’ on page 13.

7.
Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, MINNESOTA, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, TENNESSEE, TEXAS, VERMONT OR WASHINGTON.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.

ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

A.
☐ Check mailed to street address (only available for non-custodial investors).
B.
☐ Check mailed to secondary address (only available for non-custodial investors).
C.
☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK
D.
☐ Check mailed to Third party Financial Institution (complete section below).

☐ If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Texas, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

I authorize PGIM Private Credit Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify PGIM Private Credit Fund in writing to cancel it. In the event that PGIM Private Credit Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Bank Name	Bank Account Number	Bank Routing Number

Name Of Depositor (first, last name)	Name of Joint Depositor (first, last name)

At least one owner’s name must be listed on both the mutual fund account and the bank account that will be debited.

8.
Financial Professional To be completed by the Investor’s RIA or Registered Representative

The financial professional who is a registered representative (RR) of a Broker-Dealer (BD) or an investment adviser representative (IAR) of a Registered Investment Advisor (“RIA”) must sign below to complete the order. The RR and/or IAR, as applicable, hereby warrants that he/she is duly licensed and can advise investors regarding stock of the Company (as defined below) of any class or series (the “Shares”) in the state designated as the investor’s legal residence.

Name of Firm	Name of Financial Professional

Mailing Address

City	State	Zip Code

CRD or IARD	Name of Clearing Firm	Name of Affiliate RIA (if applicable)

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

The RR or IAR must sign below to complete the order. The undersigned confirms by its signature, on behalf of the BD or RIA, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of Shares with such investor and (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares.

None of the BD, RR, RIA or IAR is authorized or permitted to give, and represents that it has not given, any information or any representation concerning the Shares except (i) as set forth in the prospectus, as amended and supplemented, and (ii) any additional sales literature which has been approved in advance in writing by PGIM Private Credit Fund (the “Company”) (such information, the “Supplemental Information”). Each of the BD, RR, RIA and IAR, as applicable, represents that it has not altered the prospectus or any Supplemental Information, including by supplementing the Supplemental Information with unapproved materials. Each of the BD, RR, RIA and IAR, as applicable, has delivered a copy of the prospectus, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares in order to ensure that all required documentation is completed and received by the Company at least five (5) business days prior to the first day of the calendar month, or such other date as may be specified in the prospectus (as amended and supplemented) from time to time. Each of the BD, RR, RIA and IAR, as applicable, represents that it has not shown or given to the investor or reproduced any material or writing which was supplied to it by the Company or its agents and marked “BD Only,” “RIA only,” “For Financial Advisor Use Only,” “For Financial Professional Use Only” or otherwise bearing a legend denoting that it is not to be shared with or given to investors.

The RIA represents that it is presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the RIA has clients, or is exempt from such registration requirements. The BD represents that it is presently registered as a broker or dealer under the Securities Exchange Act of 1934, as amended; is a member of the Financial Industry Regulatory Authority (FINRA), and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which the BD has clients, or is exempt from such registration requirements. The RIA or BD, as applicable, represents that it is in compliance with all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations applicable to the activities of the RIA or BD, as applicable, pursuant to this Subscription Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury (“OFAC”); and (d) this Subscription Agreement and the prospectus as amended and supplemented. The RIA’s or BD’s, as applicable, acceptance of this Subscription Agreement constitutes a representation to the Company that the RIA or BD, as applicable, is a properly registered or licensed RIA or BD, duly authorized to perform that activities contemplated by this Subscription Agreement under federal and state securities laws and regulations and in the states in which such activities occur. The RIA or BD, as applicable, agrees to comply with the record-keeping requirements imposed by federal and state laws. The RIA is not a member of the FINRA and, based on the activities it performs, is not required to be a member of FINRA or to register as a broker or deal under federal or state laws, rules or regulations.

The RIA or BD, as applicable, represents that the investor meets the financial qualifications set forth in the prospectus, as amended and supplemented, or in any suitability letter or memorandum sent to it by the Company and a person who is eligible to purchase the applicable class of Shares as described in the prospectus, as amended and supplemented. The RIA or BD, as applicable, has made every reasonable effort to determine that the purchase of Shares by the investor is a in the investor’s best interest and appropriate investment for such investor. In making this determination, the RIA or BD, as applicable, has ascertained that the investor: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective investor’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the investor may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the tax consequences of the investment; and (6) the background of the Company’s external advisor. The RIA or BD, as applicable, has made this determination on the basis of information it has obtained from the investor, including at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. The RIA or BD, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. The RIA or BD, as applicable, represents further that it has conducted, or has directed its agent or the account custodian to conduct on the RIA’s or BD’s behalf, all necessary due diligence and “know your customer” checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by OFAC, and any other applicable anti-money laundering laws, rules, or regulations. The RIA or BD, as applicable, further agrees to make the best interest records available to the Company upon request and to make them available to regulators and self- regulatory bodies upon the Company’s receipt of a subpoena or other appropriate document request from such agency.

Continued

The undersigned agrees by its signature, on behalf of itself and the RIA or BD, as applicable, listed below, that PGIM Private Credit Fund, Prudential Mutual Fund Services LLC (“PMFS”) and Prudential Investment Management Services LLC (“PIMS”), and each person who controls any of them within the meaning of either Section 15 of the Securities Act, are intended third-party beneficiaries of this attestation with the authority to directly seek redress for the violation of any of the representations, warranties and covenants contained herein. The RIA or BD, as applicable, agrees to indemnify and hold harmless PGIM Private Credit Fund, PMFS and PIMS, and each person who controls any of them within the meaning of either Section 15 of the Securities Act, from and against any and all loss, liability, claim, damage, expense or result of any regulatory action (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, arising out of any breach of the representations in this Section.

The undersigned represents that the Shares are being purchased through an RIA or BD.

X	X
Financial Professional Signature Date (mm/dd/yyyy)	Broker-Dealer or Clearing Firm / Platform Signature Date (mm/dd/yyyy) (If required by Broker)

9.
Subscriber Signatures (Account Owner or Authorized Person must complete)

PGIM Private Credit Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, PGIM Private Credit Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce PGIM Private Credit Fund to accept this subscription, I hereby represent and warrant to you as follows:

9.a.
Please Note: All Items in this section 9.a. must be read and initialed

		Primary Investor Initials	Co-Investor Initials

(i)	I have received the prospectus (as amended or supplemented) for PGIM Private Credit Fund at least five business days prior to the date hereof.
		Initials	Initials

(ii)

I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

		Initials	Initials

(iii)

In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”

		Initials	Initials

(iv)	If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
		Initials	Initials

(v)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
		Initials	Initials

(vi)	I acknowledge that an investment in PGIM Private Credit Fund involves a higher degree of risk, including the risk that I may lose my entire investment.
		Initials	Initials

		Primary Investor Initials	Co-Investor Initials

(vii)	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.
		Initials	Initials

(viii)	I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States
	except as otherwise described in the prospectus.	Initials	Initials

(ix)	I acknowledge that PGIM Private Credit Fund may enter into transactions with Prudential affiliates that involve conflicts of interest as described in the prospectus.
		Initials	Initials

(x)

I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at https://www.pgim.com/privatecredit as of the last day of each month within 20 business days of the last day of each month.

		Initials	Initials

(xi)

I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on PGIM Private Credit Fund’s toll-free, automated telephone line, (844) 753-6354.

		Initials	Initials

9.b.
If you live in any of the following states, please complete Appendix A to PGIM Private Credit Fund Subscription Agreement:

Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by PGIM Private Credit Fund. I acknowledge that the RIA or BD, as applicable, indicated in Section 8 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the RIA or BD of record at any time by contacting PGIM Private Credit Fund Investor Relations at the number indicated below.

If you do not have an RIA or BD indicated in Section 8 of this Agreement, the account is designated as “broker-dealer unassigned” and is considered a self-directed account. Please note that you are not a client of, and you have no relationship with, our affiliated FINRA-regulated broker-dealer, Prudential Investment Management Services LLC. Your account is held at the transfer agent Prudential Mutual Fund Services LLC.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)
The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)
I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)
The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Non-individual Account (including participant-directed ERISA plans and retirement accounts)

ACCEPTANCE OF INVESTMENTS ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE FUND, ITS INVESTMENT ADVISER, ITS DISTRIBUTOR OR THE APPLICABLE FINANCIAL INTERMEDIARY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned hereby certifies and warrants that: (a) if acting on behalf of a corporation, partnership, trust or otherwise, he/she has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute, and deliver this application form on their behalf; and (ii) if acting on behalf of themselves or on behalf of a corporation, partnership, trust or otherwise, to make and affirm and re-affirm (as the case may be) all of the representations, warranties, certifications, agreements, acknowledgments and undertakings set forth in this application form and in any prior application form submitted by such undersigned or on their behalf connection with a subscription to purchase shares, which representations, warranties, certificates, agreements, acknowledgments, elections and undertakings shall, for the avoidance of doubt, apply to their total investment in the Fund, including the additional shares subscribed for hereby; and (b) if acting on behalf of a corporation, partnership, trust or otherwise the investment in the Fund is authorized under applicable law and the governing documents of the entity, and has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X		X
Account Owner or Authorized Signature	Date (mm/dd/yyyy)	Joint Owner or Authorized Signature	Date (mm/dd/yyyy)

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

10.
Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of PGIM Private Credit Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 or Section 9 above, they are asked to promptly notify PGIM Private Credit Fund and the RIA or BD, as applicable, in writing. The RIA or BD, as applicable, may notify PGIM Private Credit Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 or Section 9 above, and PGIM Private Credit Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of PGIM Private Credit Fund.

Return the completed Subscription Agreement to:

Standard mail to:	Overnight mail to:
PGIM Investments	PGIM Investments
PO Box 219929	430 W 7th Street Suite 219929
Kansas City, MO 64121-9929	Kansas City, MO 64105-1407

PGIM Private Credit Fund Investor Relations:

844-753-6354

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co- Investor Initials

If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in PGIM Private Credit Fund will only be sold to me if I have a liquid net
worth of at least 10 times my investment in PGIM Private Credit Fund and its affiliates.	Initials	Initials

If I am a California resident, I may not invest more than 10% of my liquid net worth in the PGIM Private Credit Fund and must have either (a) a liquid net
worth of $100,000 and annual gross income of $85,000 or (b) a liquid net worth	Initials	Initials
of $350,000. For this purpose, the net worth shall be determined exclusive of home, home furnishing and automobiles. Assets shall be valued at fair market value.

If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.
	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least
$100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000
(net worth should be determined exclusive of home, auto and home furnishings); and
(ii) limit my aggregate investment in this offering and in the securities of other	Initials	Initials
non-traded business development companies to 10% of my liquid net worth
(liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). If I am an accredited investors as defined in Regulation D under the Securities Act of 1933, as amended,
I am not subject to the foregoing concentration limit.

If I am a Kansas resident, I understand that the Securities Division of the Kansas
Department of Insurance recommends that Kansas investors limit their aggregate investment
in PGIM Private Credit Fund’s securities and other similar investments to not more than	Initials	Initials
10% of their liquid net worth.

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund or its affiliates. “Liquid net worth” is defined as that
portion of net worth that is comprised of cash, cash equivalents and readily	Initials	Initials
marketable securities.

	Primary Investor Initials	Co- Investor Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of
Securities that my aggregate investment in this offering and other similar direct
participation investments not exceed 10% of my liquid net worth. For this purpose,	Initials	Initials
“liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

If I am a Massachusetts resident, I must have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a Massachusetts resident's investment in the
PGIM Private Credit Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not
exceed 10% of his or her liquid net worth.	Initials	Initials

If I am a Missouri resident, in addition to the suitability standards set forth above,
I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund.
	Initials	Initials

If I am a Nebraska resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other
business development companies to 10% of such investor’s net worth. Investors who	Initials	Initials
are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or
(b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth”
is defined as that portion of net worth (total assets exclusive of home, home	Initials	Initials
furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, my total investment in PGIM
Private Credit Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings)
may not exceed ten percent (10)% of my liquid net worth, and (2) I acknowledge that although PGIM Investments LLC (the “Manager” or “PGIM Investments”), the investment adviser to PGIM Private Credit Fund, will advance all organization and offering expenses of PGIM Private Credit Fund, and may elect to pay certain of PGIM
Private Credit Fund’s expenses, PGIM Private Credit Fund is obligated to reimburse the Manager, and this will reduce the returns available to investors.

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten
percent (10%) of my liquid net worth in shares of PGIM Private Credit Fund, its	Initials	Initials
affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. The condition shall not apply to investors who meet the definition of an accredited investor as defined in Regulation D under the Securities Act.

	Primary Investor Initials	Co- Investor Initials

If I am a North Dakota resident, I have a net worth of at least ten times my investment in PGIM Private Credit Fund.

	Initials	Initials

If I am an Ohio resident, Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded BDCs. For purposes of
Ohio’s suitability standard, “liquid net worth” is defined as that portion of net	Initials	Initials
worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
This condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Regulation D under the Securities Act of 1933.

If I am an Oregon resident, in addition to general suitability standards, if I am a non-accredited investor, I may not invest more than 10% of my liquid net worth in
PGIM Private Credit Fund. “Liquid net worth” is defined as an investor’s total assets	Initials	Initials
(excluding home, home furnishings, and automobiles) minus total liabilities. If I meet the definition of “accredited investor” as defined in Regulation D under the
Securities Act of 1933, as amended, I am not subject to the limitation described in this paragraph.

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in PGIM Private Credit Fund, its affiliates and other non-traded real estate investment
programs. For these purposes, “liquid net worth” is defined as that portion of net worth	Initials	Initials
(total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in PGIM Private Credit Fund.
	Initials	Initials

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17
C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability
standards described above, if I am non-accredited Vermont investors, I may not	Initials	Initials
purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities

Appendix B: Additional Questionnaire

Instructions: All purchasers please complete this Appendix B in its entirety.

1.	Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in PGIM Private Credit Fund?	☐	Yes	☐	No

2.

If Question (1) above is “yes” please indicate the maximum percentage invested in PGIM Private Credit Fund that are the assets of “benefit plan investors” ______% (specify maximum percentage). You represent, warrant and covenant that this percentage shall not be exceeded without written approval by PMFS for so long as you hold an interest in PGIM Private Credit Fund.

%

3.

If you are investing the assets of an insurance company general account please indicate the maximum percentage of the insurance company general account’s assets invested in PGIM Private Credit Fund are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder. You represent, warrant and covenant that this percentage shall not be exceeded without written approval by PMFS for so long as you hold an interest in PGIM Private Credit Fund.

%

4.

Please indicate if you are “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of PGIM Private Credit Fund, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

		☐	Yes	☐	No

1 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

2 The term “benefit plan investor” includes, for example: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for example, an individual retirement account (an “IRA”), an individual retirement annuity, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as, for example, a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

Information and Disclosures

CERTIFICATION REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS

To help the government fight financial crime, Federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Legal entities can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e., the beneficial owners) helps law enforcement investigate and prosecute these crimes.

Any person opening a new account on behalf of a legal entity with any of the following U.S. financial institutions: (i) a bank or credit union; (ii) a broker or dealer in securities; (iii) a mutual fund; (iv) a futures commission merchant; or (v) an introducing broker in commodities.

A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

What information do I have to provide?

You are required to provide the name, legal address, date of birth and Social Security number (or passport number or other similar information, in the case of foreign persons) for the following individuals (i.e., the beneficial owners):

(i) Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and

(ii) An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer). The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified under section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of Acme, Inc. who also holds a 30% equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)).

The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form.